EXHIBIT 23.1


               CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Starcraft Corporation and Subsidiaries
Goshen, Indiana


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-73148) pertaining to the Starcraft Automotive Corporation 401(k) Profit Sharing Plan and Trust, in the Registration Statement (Form S-8 No. 33-70030) pertaining to the Starcraft Automotive Corporation Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-28247 and 333-30052) pertaining to the Starcraft Corporation 1997 Stock Incentive Plan and in the Registration Statement (Form S-2 No. 333-96989) pertaining to shares of common stock issued upon exercise of certain warrants and options of our report dated November 22, 2002, with respect to the consolidated financial statements of Starcraft Corporation and subsidiaries included in the Annual Report (Form 10-K) for the years ended September 29, 2002, September 30, 2001 and October 1, 2000.



                                                  Crowe, Chizek and Company LLP


Elkhart, Indiana
December 23, 2002